UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PUTNAM SUSTAINABLE LEADERS FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PUTNAM SUSTAINABLE LEADERS FUND Text Scripts

Text Script 1:

You are receiving this text as a shareholder of Putnam Sustainable Leaders Fund. Our records indicate you still haven’t voted regarding the proposed amended and restated management contract for this fund.

Remember, by casting your proxy vote now, you will ensure that your shares are represented, and EQ Fund Solutions (EQFS), the fund’s proxy agent, will not need to contact you further about the proposal.

Vote simply by replying with one of the following voting instructions:

FOR, AGAINST, or ABSTAIN.

Reply MORE to view the proxy statement.

Or, to speak with a representative, call 1-800-290-6432.

Reply STOP to end these communications.

The fund’s Special Meeting of Shareholders is scheduled for October 8, 2026.

Text Script 2:

Your vote still has not been received for the proposed changes to Putnam Sustainable Leaders Fund. Time is running out for you to cast your vote and ensure that your shares are represented before the October 8, 2026, Special Meeting of Shareholders.

Please submit your vote now by replying to this message with your voting instruction: FOR, AGAINST, or ABSTAIN.

The fund’s advisor believes that removing the performance adjustment component of the fund’s management fee would simplify pricing, reduce fee variability for shareholders and enhance the fund’s competitiveness in marketplace.

Reply MORE to view the proxy statement or call 1-800-290-6432 to speak with a representative to cast your vote.

Remember, by casting your proxy vote now, you will ensure that your shares are represented, and EQ Fund Solutions (EQFS), the fund’s proxy agent, will not need to contact you further about the proposal.

PUTNAM SUSTAINABLE LEADERS FUND Text Scripts

Reply STOP to end these communications.

Text Script 3:

Final Reminder: Please cast your proxy vote to ensure your shares of Putnam Sustainable Leaders Fund are represented prior to the October 8, 2026, Special Meeting of Shareholders.

Vote by simply replying with one of the following voting instructions:

FOR, AGAINST, or ABSTAIN.

You may also call 1-800-290-6432 to speak with a representative to cast your vote.

Reply MORE to view the proxy statement.

Questions? Reply with your questions and a representative will be with you promptly.

Reply STOP to end these communications.

One Franklin Parkway San Mateo, CA 94403 franklintempleton.com

September XX, 2026

Your Vote is Important: Vote your Putnam Sustainable Leaders Fund Proxy Now

Meeting Date: October 8, 2026

Dear Valued Shareholder:

Putnam Sustainable Leaders Fund is proposing an amended and restated management contract in connection with repositioning the fund as a mid-cap equity fund. This change requires shareholder approval, so please vote your proxy now.

According to our records, you were sent the proxy materials in August, but we still haven’t received your vote. Your vote is important and you can cast your vote by clicking one of the buttons below. Remember, by casting your proxy vote now, you will ensure that your shares are represented, and EQ Fund Solutions (EQFS), the fund’s proxy agent, will not need to contact you further about the proposal.

 VOTING INSTRUCTIONS:

1.	Click one of the voting options below.
2.	A reply email will be auto generated to submit.
3.	In the reply email, please enter your first and last name in the boxes provided and click SEND

FOR	AGAINST	ABSTAIN

You may also vote by calling (800) 290-6432. A proxy agent is available from 9 a.m. to 10 p.m. ET, Monday to Friday and Saturday, 10 a.m. to 6 p.m. Eastern Time.

For more information on the proposal, please refer to the proxy statement previously mailed in August or access it at https://vote.proxyonline.com/franklin/docs. If you have any questions, please contact EQFS at (800) 290-6432.

Sincerely,

Robert L. Reynolds	Barbara M. Baumann

President	Chair

The Putnam Funds	Board of Trustees

The Putnam Funds